UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2015

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2015, MetLife, Inc. disclosed that William J. (“Bill”) Wheeler, President of its Americas region, would retire in August 2015. Effective August 7, 2015, Mr. Wheeler entered into a separation agreement with an affiliate of MetLife, Inc. (the “Agreement”). Mr. Wheeler’s employment will end on August 31, 2015. The Agreement is contingent on the end of Mr. Wheeler’s employment on that date.

The Agreement provides for Mr. Wheeler’s resignation from all his duties and roles with MetLife, Inc. and its affiliates (collectively, the “Company”), his general release in favor of the Company and all its associates from all employment-related claims and a mutual non-disparagement clause. It also contains standard provisions for maintaining confidentiality and returning Company documents and property, subject to customary exceptions for legal or governmental proceedings (including Mr. Wheeler’s agreement to notify the Company of requests for Company information). Mr. Wheeler will also cooperate in connection with investigations, administrative proceedings, or litigation involving the Company.

The Agreement provides that Mr. Wheeler’s agreement with the Company to Protect Corporate Property will continue in effect for 18 months after the end of his employment. Among other things, this agreement restricts Mr. Wheeler from soliciting Company employees to leave the Company or interfere with Company business relationships.

In addition, the Agreement includes an acknowledgment by Mr. Wheeler of his obligation, under his long-term incentive (LTI) arrangements, not to compete with the Company through any engagement with Prudential Financial, Inc. or its affiliates until all of his LTI has vested or until MetLife, Inc. has otherwise waived the non-compete.

The Agreement provides for paying Mr. Wheeler $2,004,006, in part under the Company’s standard arrangements for officer-level employees, and in part reflecting payment of his 2015 annual incentive compensation target, pro-rated for the period of his employment by the Company in 2015. Under the Agreement, Mr. Wheeler will qualify for an eligibility enhancement that will allow him to be retirement-eligible and receive retiree medical benefits under the Company’s benefit plans. Mr. Wheeler will not receive additional pension or other benefits by virtue of the Agreement, and will be entitled to receive his standard traditional formula pension benefits only upon reaching age 55. By virtue of being deemed retirement eligible, Mr. Wheeler will continue to receive payouts of his outstanding LTI, including his right to exercise his options to purchase MetLife, Inc. common stock. MetLife, Inc. disclosed Mr. Wheeler’s outstanding LTI as of December 31, 2014 and the present value of Mr. Wheeler’s accumulated pension benefit in its 2015 definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
Name:	Timothy J. Ring
Title:	Senior Vice President and Secretary

Date: August 13, 2015

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